Exhibit 23.1

                           TOSKI, SCHAEFER & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                             555 International Drive
                          Williamsville, New York 14221
                                     -------
                            Telephone (716) 634-0700
                               Fax (716) 634-0764


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      Industrial Minerals, Inc.
         Commission File #  000-30651


Gentlemen:

We have read Item 4 included in the Form 8-K of Industrial Minerals, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                            /s/Toski, Schaefer & Co., P.C.
                                            -----------------------------------
                                            Toski, Schaefer & Co., P.C.


Williamsville, New York
May 10, 2006